EXHIBIT 99.1

First Mid Bancshares, Inc. Completes Acquisition of Blackhawk Bancorp, Inc.

MATTOON, Ill., Aug. 15, 2023 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (“First Mid” or the “Company”) announced today that the acquisition of Blackhawk Bancorp, Inc. (“Blackhawk”) has been completed.

As of June 30, 2023, Blackhawk had approximately $1.3 billion in total assets, $1.2 billion in deposits and $784 million in loans through 10 locations in Illinois and Wisconsin. With the completion of this acquisition, First Mid has approximately $8.0 billion in total assets.

There are no immediate changes for Blackhawk customers. The conversion of accounts from Blackhawk is expected to happen in December of this year. Customers will receive information well in advance of any changes that may affect them.

“We welcome Blackhawk’s customers and employees to First Mid and are excited to provide expanded services to the strong relationships Blackhawk has built,” said Joe Dively, First Mid Chairman and Chief Executive Officer. “We have worked closely with the Blackhawk team over the last few months to ensure a smooth transition.”

In conjunction with the closing today, Todd James has resigned his position as CEO of Blackhawk and joined the First Mid Board of Directors. “We are excited to have Todd join our Board. He will provide a strong voice for our expanded footprint and valuable insight for our Board,” Dively concluded.

About First Mid Bancshares, Inc.: First Mid Bancshares, Inc. is the parent company of First Mid Bank & Trust, N.A., Blackhawk Bank, First Mid Insurance Group and First Mid Wealth Management Company. First Mid has grown into an $8.0 billion community-focused organization that provides financial services through a network of banking centers in Illinois, Missouri, Texas, and Wisconsin, and a loan production office in Indiana. More information about the Company is available on our website at www.firstmid.com. Our stock is traded in The NASDAQ Stock Market LLC under the ticker symbol “FMBH”.

Forward Looking Statements: This document may contain certain forward-looking statements about First Mid and Blackhawk, such as discussions of First Mid’s and Blackhawk’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid and Blackhawk, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the possibility that any of the anticipated benefits of the proposed transactions between First Mid and Blackhawk will not be realized or will not be realized within the expected time period; the risk that integration of the operations of Blackhawk with First Mid will be materially delayed or will be more costly or difficult than expected; the inability to complete the proposed transactions due to the failure to satisfy conditions to completion of the proposed transactions; the failure of the proposed transactions to close for any other reason; the effect of the announcement of the proposed transactions on customer relationships and operating results; the possibility that the proposed transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in interest rates; general economic conditions and those in the market areas of First Mid and Blackhawk; legislative and/or regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s and Blackhawk’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid and Blackhawk; accounting principles, policies and guidelines; and the impact of the global COVID-19 pandemic on First Mid’s or Blackhawk’s businesses, the ability to complete the proposed transactions or any of the other foregoing risks. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Aaron Holt
VP, Shareholder Relations
217-258-0463
aholt@firstmid.com

Matt Smith
Chief Financial Officer
217-258-1528
msmith@firstmid.com